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                                                                    EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 4 to Registration Statement No. 33-185 of H&R Block, Inc. and subsidiaries (relating to shares of Common Stock issued under the 1984 Long-Term Executive Compensation Plan) on Form S-8, Registration Statement No. 33-33889 of H&R Block, Inc. and subsidiaries (relating to shares of Common Stock issuable under the 1989 Stock Option Plan for Outside Directors) on Form S-8, Registration Statement No. 33-54985 of H&R Block, Inc. and subsidiaries (relating to shares of Common Stock issued under the 1993 Long-Term Executive Compensation Plan) on Form S-8, Registration Statement No. 33-64147 of H&R Block, Inc. and subsidiaries (relating to shares of Delayed Convertible Preferred Stock issuable under the Spry, Inc. 1995 Stock Option Plan) on Form S-8, Registration Statement No. 333-33039 of H&R Block, Inc. and subsidiaries (relating to shares of Common Stock issuable under the Third Stock Option Plan for Seasonal Employees) on Form S-8, and Registration Statement No. 333-42143 of H&R Block, Inc. and subsidiaries (relating to shares of Common Stock issued under the H&R Block Stock Plan for Non-Employee Directors) on Form S-8 of our reports dated June 16, 1998, appearing in and incorporated by reference in this Annual Report on Form 10-K of H&R Block, Inc. and subsidiaries for the year ended April 30, 1998.




/s/Deloitte & Touche LLP

Kansas City, Missouri
July 28, 1998